ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO VARIABLE INVESTMENT FUNDS, INC.


      INVESCO Variable  Investment  Funds,  Inc., a corporation  organized and existing under the General Corporation Law of the State of Maryland, registered as an open-end investment company under the Investment Company Act of 1940, and having its registered office in Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous approval the board of directors of the Company has created three additional classes of shares of common stock of the Company designated as INVESCO VIF - Financial Services Fund, INVESCO VIF - Market Neutral Fund and INVESCO VIF - Telecommunications Fund and has authorized the allocation of 100,000,000 shares to be allocated to each of INVESCO VIF - Financial Services Fund and INVESCO VIF - Telecommunications Fund and 200,000,000 shares to be allocated to INVESCO VIF - Market Neutral Fund. The aggregate number of shares of stock of all series which the Company had the authority to issue before creation of the new series of common stock was one billion (1,000,000,000) shares of common stock with a par value of $0.01 per share. The aggregate number of shares of stock of all series which the Company shall have the authority to issue after creation of the new series of common stock is one billion five hundred million (1,500,000,000) shares of one cent ($0.01) par value common stock.

      SECOND: Shares of each class have been duly classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

      THIRD: A description of the common stock so classified, including the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

      FOURTH: The Company is registered as an open-end management investment company under the Investment Company Act of 1940.

      FIFTH: The undersigned, the Treasurer & Chief Financial & Accounting Officer of the Company, who is executing on behalf of the Company the foregoing Articles Supplementary, of which this paragraph is a part, hereby acknowledged, in the name of and on behalf of the Company, that the foregoing Articles Supplementary are the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Variable Investment Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Treasurer & Chief Financial & Accounting Officer and witnessed by its Secretary on the 12th day of August, 1999.

      These Articles of Amendment shall be effective as accepted as of the 16th day of August, 1999 by the Maryland State Department of Assessments and Taxation.

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.



                              By:   /s/  Ronald L. Grooms
                                    -----------------------------------
                                    Ronald L. Grooms, Treasurer & Chief
                                    Financial & Accounting Officer


WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION
                                  -------------

      I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Ronald L. Grooms, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 12th day of August, 1999.


                                    /s/ Ruth A. Christensen
                                    --------------------------------
                                    Notary Public

My Commission Expires: March 16, 2002